Exhibit 99.3

PLEASE SIGN, DATE AND RETURN THE FOLLOWING PROXY IMMEDIATELY.

REVOCABLE PROXY

MIDSOUTH BANK

ONE EAST COLLEGE STREET

MURFREESBORO, TENNESSEE 37130

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoint(s) each of Lee Moss and Dallas Caudle as Proxy, each with full power to appoint his substitute, and hereby authorize(s) each such Proxy to represent and to vote, as designated below, all of the shares of preferred stock of MidSouth Bank owned of record by the undersigned as of             , 2014, at the Special Meeting of Shareholders to be held on             , 2014, or any postponement(s) or adjournment(s) thereof.

1.	Merger. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization and Bank Merger dated as of November 21, 2013, by and between MidSouth Bank and Franklin Financial Network, Inc., and Franklin Synergy Bank (the “merger agreement”). A copy of the merger agreement is attached to the accompanying joint proxy statement/prospectus as Appendix A.

☐             FOR                    ☐              AGAINST                    ☐             ABSTAIN

2.	Adjournment. To consider and vote on a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

☐             FOR                    ☐              AGAINST                    ☐             ABSTAIN

3.	Other Business. To transact any other business as may properly come before the meeting or any adjournment or postponement. At the present time, MidSouth’s board of directors is unaware of any other business that might properly come before the special meeting.

☐             FOR                    ☐              AGAINST                    ☐             ABSTAIN

Only shareholders of record of MidSouth common stock and preferred stock at the close of business on , 2014 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement at the special meeting.

MIDSOUTH’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MIDSOUTH SHAREHOLDERS VOTE “FOR” THE ABOVE PROPOSALS.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, FOR THE PROPOSAL TO ALLOW THE ADJOURNMENT OF THE SPECIAL MEETING TO ALLOW TIME FOR FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES PRESENT AT THE SPECIAL MEETING, IN PERSON OR BY PROXY, TO APPROVE THE MERGER AGREEMENT, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER BUSINESS.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date:	, 2014
Signature of Shareholder

Date:	, 2014
Signature of Shareholder, if held jointly

☐    I plan to attend the Special Meeting.